EXHIBIT 99.1

NEWS RELEASE

Broadcom Business Press Contact	Broadcom Financial Analyst Contact
Bill Blanning	T. Peter Andrew
Sr. Director, Corporate Communications	Sr. Director, Investor Relations
949-926-5555	949-926-5663
blanning@broadcom.com	pandrew@broadcom.com

Broadcom Reports Third Quarter 2003 Results

Conference Call to be Webcast Today at 1:45 p.m. Pacific Time

IRVINE, Calif. – October 16, 2003 – Broadcom Corporation (Nasdaq: BRCM) today reported financial results for its third fiscal quarter ended September 30, 2003.

Net revenue for the third quarter of 2003 was $425.6 million, an increase of 12.6% from the $377.9 million reported for the second quarter of 2003 and an increase of 46.8% from the $290.0 million reported for the third quarter of 2002. Net loss computed in accordance with generally accepted accounting principles (GAAP) for the third quarter of 2003 was $6.3 million, or $.02 per share (basic and diluted), compared with a GAAP net loss of $891.7 million, or $3.08 per share (basic and diluted), for the second quarter of 2003, and a GAAP net loss of $183.3 million, or $.68 per share (basic and diluted), for the third quarter of 2002.

Broadcom reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis, referred to as pro forma, which excludes the effects of stock-based compensation expense, amortization of purchased intangible assets, employer payroll tax expense on certain stock option exercises, certain charges such as impairment of goodwill, stock option exchange expense, settlement costs and restructuring costs, gains or losses on strategic investments, non-operating gains, valuation allowance on deferred tax assets, and other related income tax effects.

After excluding these charges, gains and effects included in GAAP reporting, pro forma net income for the third quarter of 2003 was $43.8 million, or $.14 per share (diluted). This compares with pro forma net income of $29.6 million, or $.10 per share (diluted), for the second quarter of 2003, and pro forma net loss of $9.1 million, or $.03 per share (basic and diluted), for the third quarter of 2002. Except for gains on strategic investments, substantially all of the charges and effects excluded from pro forma reporting for the third quarter of 2003 were non-cash. A reconciliation of GAAP net loss to pro forma net income (loss) appears in the financial statement portion of this release.

GAAP net loss per share for the third quarter of 2003 was based on 297.3 million weighted average shares outstanding (basic and diluted), compared with 289.7 million weighted average shares outstanding (basic and diluted) for the second quarter of 2003. Pro forma net income per share for the third quarter of 2003 was based on 319.9 million weighted average shares outstanding (diluted), compared with 307.1 million weighted average shares outstanding (diluted) for the second quarter of 2003. Both GAAP net loss per share and pro forma net loss per share for the third quarter of 2002 were based on 270.1 million weighted average shares outstanding (basic and diluted).

Net revenue for the nine months ended September 30, 2003 was $1.131 billion, an increase of 43.7% from the $787.0 million reported for the nine months ended September 30, 2002. GAAP net loss for the nine months ended September 30, 2003 was $965.9 million, or $3.36 per share (basic and diluted), compared with a GAAP net loss of $478.7 million, or $1.80 per share (basic and diluted), for the nine months ended September 30, 2002. The increase in loss for the nine months ended September 30, 2003 reflected charges for goodwill impairment, the employee stock option exchange program, and settlement costs, all of which were incurred in the second quarter of 2003 and previously disclosed.

Pro forma net income for the nine months ended September 30, 2003 was $90.4 million, or $.30 per share (diluted). This compares with a pro forma net loss of $47.9 million, or $.18 per share

(basic and diluted), for the nine months ended September 30, 2002.

GAAP net loss per share for the nine months ended September 30, 2003 was based on 287.8 million weighted average shares outstanding (basic and diluted). Pro forma net income per share for the nine months ended September 30, 2003 was based on 305.3 million weighted average shares outstanding (diluted). Both GAAP net loss per share and pro forma net loss per share for the nine months ended September 30, 2002 were based on 265.8 million weighted average shares outstanding (basic and diluted).

Broadcom believes pro forma reporting provides meaningful insight into the company’s on-going economic performance and therefore uses pro forma reporting internally to evaluate and manage the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and as a means to emphasize the results of on-going operations.

“New product momentum in enterprise networking combined with continued momentum in a number of our new end markets enabled Broadcom to post record third quarter revenue of $425.6 million,” said Alan E. “Lanny” Ross, Broadcom’s President and CEO. “Each of our newly created Business Groups experienced revenue growth on a sequential quarter-to-quarter basis, driven by the continued adoption of Gigabit Ethernet in both the client and networking infrastructure markets along with the continued ramp of our wireless local area networking (LAN), Bluetooth®, cellular handset and direct broadcast satellite (DBS) products.”

“Our success in entering markets such as wireless LAN, Bluetooth and cellular handset has enabled us to further diversify our revenue stream as well as to introduce a number of new technologies into the Broadcom portfolio,” Mr. Ross continued. “As we look into the future, Broadcom has the unique ability to leverage our research and development efforts in these new technologies throughout our existing product lines, enabling our customers to bring to market new products with additional features and functions.”

Following is a review of selected key accomplishments and progress during the third quarter in the principal markets served by Broadcom:

The Enterprise Computing Group saw success in its continuing efforts to drive the adoption of Gigabit Ethernet into the personal computer (PC), notebook and server markets. In the third quarter, Broadcom’s cumulative shipments of client Gigabit Ethernet ports approached 12 million units, driven by growth in each end market, particularly desktops.

The Networking Infrastructure Group began to experience positive early signs of the adoption of its Gigabit Ethernet networking infrastructure products. To help further this trend, Broadcom began shipping its fifth generation ROBO-HS™ (Remote Office/Branch Office High Speed) family of highly integrated Gigabit Ethernet switches specifically designed to reduce the time to market, bill of material and development costs that are typically associated with building Gigabit Ethernet switches. In addition to these highly integrated solutions, Broadcom continues to provide a wide array of Gigabit Ethernet physical layer (PHY) solutions, software programmable broadband processors and custom tailored application specific integrated circuits (ASICs) to help meet the needs of leading networking companies throughout the industry. This broad product offering uniquely positions Broadcom as a provider of silicon solutions to the networking infrastructure market.

Within the Voice over Internet Protocol (VoIP) market, Broadcom was successful in enabling VoIP phones from Avaya, Hitachi Communication Technologies, Ltd., Iwatsu Electric and NEC Infrontia Corporation as well as Multimedia Terminal Adapters (MTAs) from iCable. All of these VoIP solutions utilize Broadcom’s single-chip VoIP CPE engines with an integrated RISC processor, switch and transceivers and Broadcom’s xChange™ firmware.

The Mobile & Wireless Group showcased its integration expertise by introducing the world’s first single-chip Wi-Fi ® solution, AirForce One™, which combines onto a single, postage stamp-sized piece of silicon all of the digital, analog and radio frequency (RF) functions typically found in a two or three chip solution. This single-chip solution expands Broadcom’s wireless LAN market opportunities by enabling this key technology to be integrated into low power products such as PDAs, cell phones, digital cameras, MP3 players and other portable devices.

To address the special needs of notebook computers, where low power is also a necessity, Broadcom shipped a Wi-Fi solution that can offer up to five times’ as much throughput and up to 20 minutes’ longer battery life than the same Pentium® M-based notebook with a Centrino™ wireless LAN offering. Apple Computer, which has a reputation for adopting and implementing the latest technologies for its customers, brought to market a complete wireless keyboard and mouse offering that utilizes Broadcom’s unique single-chip Blutonium® Bluetooth solution with adaptive frequency hopping (AFH). Broadcom also began shipping a new Bluetooth radio chip, developed and qualified specifically to be combined with a number of QUALCOMM’s MSM5xxx and MSM6xxx chipset solutions, to help accelerate the adoption of Bluetooth within the CDMA handset market.

The Broadband Communications Group experienced strong demand for its silicon solutions designed for higher end cable set-top boxes, which include high definition (HD) and/or personal video recording (PVR) functionality, and increased demand for solutions targeted to the DBS market. To help accelerate the adoption of higher end cable modems, cable set-top boxes, residential gateways, cable ready televisions and PVR devices, Broadcom introduced a single-chip, multi-channel low noise amplifier supporting up to five RF signals and a new CMOS silicon tuner that is the first to support both the analog and digital transmissions used in cable plants.

“In summary, we believe that Broadcom is in a strong position today because of our continued focus on delivering complete silicon solutions for broadband communications. All of these efforts help move us closer to our goal of Connecting everything® by challenging the traditional limits of speed, power, distance and cost with advanced technologies and superior research and development,” Mr. Ross concluded.

Broadcom will conduct a conference call with analysts and investors to discuss its third quarter 2003 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m.

Eastern Time). The company will broadcast the conference call via Webcast over the Internet. To listen to the Webcast and to access additional financial and statistical information that will be discussed on the conference call, including the information disclosed in accordance with SEC Regulation G, please visit the Investor Information section of the Broadcom website at www.broadcom.com/investor. The Webcast will be recorded and available until 5:00 p.m. Pacific Time on Thursday, October 30, 2003.

About Broadcom

Broadcom Corporation is a leading provider of highly integrated silicon solutions that enable broadband communications and networking of voice, video and data services. Using proprietary technologies and advanced design methodologies, Broadcom designs, develops and supplies complete system-on-a-chip solutions and related hardware and software applications for every major broadband communications market. Our diverse product portfolio includes solutions for digital cable and satellite set-top boxes; cable and DSL modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; home and wireless networking; cellular and terrestrial wireless communications; Voice over Internet Protocol (VoIP) gateway and telephony systems; broadband network processors; and SystemI/O™ server solutions. These technologies and products support our core mission: Connecting everything®.

Broadcom is headquartered in Irvine, Calif., and may be contacted at 1-949-450-8700 or at www.broadcom.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release and in the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important factors that may cause such a difference for Broadcom include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, including the continuing significant economic slowdown and volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, and possible disruption in commercial activities related to terrorist activity or armed conflict in the United States and other locations; the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; the availability and pricing of third party semiconductor foundry and assembly capacity and raw materials; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; the loss of a key customer; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the volume of our product sales and pricing concessions on volume sales; changes in our product or customer mix; intellectual property disputes and customer indemnification claims, settlements and other types of litigation risk; the quality of our products and any remediation costs; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the effectiveness of our expense and product cost control and reduction efforts; the risks and uncertainties associated with our international operations, particularly in light of recent events; the effects of natural disasters, public health emergencies, international conflicts and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Broadcom®, the pulse logo, Blutonium®, Connecting everything®, AirForce One™, ROBO-HS™, SystemI/O™, and xChange™ are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. Bluetooth® is a trademark of the Bluetooth SIG. Wi-Fi® is a trademark of the Wi-Fi Alliance. Pentium® and Centrino™ are trademarks of Intel Corporation. QUALCOMM® and MSM™ are trademarks of QUALCOMM Incorporated. All other trademarks mentioned are the property of their respective owners.

BROADCOM CORPORATION
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Net revenue	$425,633	$290,000	$1,130,976	$787,003
Cost of revenue (a)	217,708	161,627	596,581	439,326

Gross profit	207,925	128,373	534,395	347,677
Operating expense:
Research and development (b) (c)	110,282	118,338	319,783	344,759
Selling, general and administrative (b) (c)	50,076	42,359	138,808	123,440
Stock-based compensation (d)	73,191	80,453	216,725	263,613
Amortization of purchased intangible assets (d)	492	5,904	3,192	17,154
Impairment of goodwill	—	—	438,611	—
Stock option exchange	—	—	209,266	—
Settlement costs	—	3,000	178,302	3,000
Restructuring costs	—	27,043	2,932	31,865

Loss from operations	(26,116)	(148,724)	(973,224)	(436,154)
Interest income, net	1,481	3,109	4,981	9,862
Other income (expense), net	25,000	(31,596)	24,953	(35,515)

Income (loss) before income taxes	365	(177,211)	(943,290)	(461,807)
Provision for income taxes	6,663	6,049	22,656	16,938

Net loss	$(6,298)	$(183,260)	$(965,946)	$(478,745)

Net loss per share (basic and diluted)	$(.02)	$(.68)	$(3.36)	$(1.80)

Weighted average shares (basic and diluted)	297,312	270,104	287,791	265,820

Notes:
(a) Cost of revenue includes the following:
Stock-based compensation expense	$1,103	$3,243	$5,475	$9,922
Amortization of purchased intangible assets	4,058	14,612	14,584	41,419
Stock option exchange expense	—	—	11,454	—
Employer payroll tax expense on certain stock option exercises	37	14	63	40

	$5,198	$17,869	$31,576	$51,381

(b) Stock-based compensation expense is excluded from the following (and presented as a separate line item):
Research and development expense	$66,363	$57,772	$180,623	$182,565
Selling, general and administrative expense	6,828	22,681	36,102	81,048

	$73,191	$80,453	$216,725	$263,613

Amortization of purchased intangible assets is excluded from the following (and presented as a separate line item):
Research and development expense	$—	$4,762	$815	$14,826
Selling, general and administrative expense	492	1,142	2,377	2,328

	$492	$5,904	$3,192	$17,154

Stock option exchange expense is excluded from the following (and presented as a separate line item):
Research and development expense	$—	$—	$164,798	$—
Selling, general and administrative expense	—	—	44,468	—

	$—	$—	$209,266	$—

(c) Employer payroll tax expense on certain stock option exercises is included in the following:
Research and development expense	$263	$45	$709	$378
Selling, general and administrative expense	260	19	549	146

	$523	$64	$1,258	$524

(d) Primarily represents non-cash acquisition-related expenses charged to operations.

BROADCOM CORPORATION
Unaudited Reconciliation of Pro Forma Non-GAAP Adjustments
(In thousands)

The following represents a reconciliation (unaudited) of GAAP net loss to pro forma non-GAAP net income (loss). Except for gains on strategic investments, substantially all of the charges and effects excluded from pro forma reporting were non-cash.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

GAAP net loss	$(6,298)	$(183,260)	$(965,946)	$(478,745)
Acquisition-related and other special charges:
Stock-based compensation	74,294	83,696	222,200	273,535
Amortization of purchased intangible assets	4,550	20,516	17,776	58,573
Employer payroll tax expense on certain stock option exercises	560	78	1,321	564
Impairment of goodwill	—	—	438,611	—
Stock option exchange	—	—	220,720	—
Settlement costs	—	3,000	178,302	3,000
Restructuring costs	—	27,043	2,932	31,865
(Gain) loss on strategic investments, net	(22,113)	31,456	(22,041)	35,602
Non-operating gains	(2,923)	—	(3,511)	(1,182)
Income tax effects	(4,284)	8,333	51	28,907

Pro forma non-GAAP net income (loss)	$43,786	$(9,138)	$90,415	$(47,881)

Pro Forma Non-GAAP Adjustments

The above pro forma non-GAAP adjustments are based upon our unaudited consolidated statements of operations for the periods shown. These adjustments are not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP). However, Broadcom believes pro forma non-GAAP reporting provides meaningful insight into the company’s on-going economic performance and therefore uses pro forma non-GAAP reporting internally to evaluate and manage the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and as a means to emphasize the results of on-going operations.

BROADCOM CORPORATION
Unaudited Pro Forma Non-GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Net revenue	$425,633	$290,000	$1,130,976	$787,003
Cost of revenue	212,510	143,758	565,005	387,945

Gross profit	213,123	146,242	565,971	399,058
Operating expense:
Research and development	110,019	118,293	319,074	344,381
Selling, general and administrative	49,816	42,340	138,259	123,294

Income (loss) from operations	53,288	(14,391)	108,638	(68,617)
Interest income, net	1,481	3,109	4,981	9,862
Other expense, net	(36)	(140)	(599)	(1,095)

Income (loss) before income taxes	54,733	(11,422)	113,020	(59,850)
Provision (benefit) for income taxes	10,947	(2,284)	22,605	(11,969)

Pro forma non-GAAP net income (loss)	$43,786	$(9,138)	$90,415	$(47,881)

Pro forma non-GAAP net income (loss) per share (basic)	$.15	$(.03)	$.31	$(.18)

Pro forma non-GAAP net income (loss) per share (diluted)	$.14	$(.03)	$.30	$(.18)

Weighted average shares (basic)	297,312	270,104	287,791	265,820

Weighted average shares (diluted)	319,935	270,104	305,331	265,820

Pro Forma Non-GAAP Only

The above pro forma non-GAAP statements are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. This presentation is not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP) and may not be consistent with the presentation used by other companies. However, Broadcom believes pro forma non-GAAP reporting provides meaningful insight into the company’s on-going economic performance and therefore uses pro forma non-GAAP reporting internally to evaluate and manage the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and as a means to emphasize the results of on-going operations.

BROADCOM CORPORATION
Unaudited Condensed GAAP Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$468,969	$389,555
Short-term marketable securities	26,294	56,031
Short-term restricted marketable securities	10,016	57,117
Accounts receivable, net	193,061	128,215
Inventory	77,256	46,036
Prepaid expenses and other current assets	61,648	44,830

Total current assets	837,244	721,784
Property and equipment, net	153,006	177,557
Long-term marketable securities	22,840	5,067
Long-term restricted marketable securities	17,394	35,137
Goodwill	841,307	1,228,603
Purchased intangible assets, net	9,601	24,036
Other assets	9,347	23,969

Total assets	$1,890,739	$2,216,153

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$187,435	$168,236
Wages and related benefits	46,660	34,278
Deferred revenue	5,140	15,129
Accrued liabilities	258,430	204,116
Short-term debt and current portion of long-term debt	27,297	112,258

Total current liabilities	524,962	534,017
Commitments and Contingencies Long-term restructuring liabilities	27,108	36,403
Long-term debt, less current portion	—	1,212
Shareholders’ equity	1,338,669	1,644,521

Total liabilities and shareholders’ equity	$1,890,739	$2,216,153